EXHIBIT 32.1

CERTIFICATION PURSUANT TO

(18 U.S.C. SECTION 1350)

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No.1 to Annual Report on Form 10-K/A of ActivIdentity Corporation for the year ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (Report), Thomas Jahn, as Chief Executive Officer of the Company, and Mark Lustig, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act or 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THOMAS JAHN
Thomas Jahn
Chief Executive Officer

December 20, 2007

/s/ MARK LUSTIG
Mark Lustig
Chief Financial Officer

December 20, 2007

A signed original of this written statement as required by Section 906 has been provided to ActivIdentity Corporation and will be retained by ActivIdentity Corporation and furnished to the Securities and Exchange Commission or its staff upon request.